Exhibit 10.1

PLC SYSTEMS INC.

2005 STOCK INCENTIVE PLAN

1.                                       Purpose

The purpose of this 2005 Stock Incentive Plan (the “Plan”) of PLC Systems Inc., a Yukon Territory corporation (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s shareholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.                                       Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options to purchase common stock (each, an “Option”) under the Plan.  Each person who receives an Option under the Plan is deemed a “Participant.”

3.                                       Administration and Delegation

(a)           Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option.  No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)           Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)           Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Options to be granted by such officers (including the exercise price of such Options, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Options that the officers may grant; provided further, however, that no officer shall be authorized to grant Options to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.                                       Stock Available for Options

(a)           Number of Shares.  Subject to adjustment under Section 6, Options may be made under the Plan for up to 2,000,000 shares of common stock, no par value per share, of the Company (the “Common Stock”), plus (x) such number of shares as are available for grant under the Company’s 1997 Executive Stock Option Plan, 2000 Equity Incentive Plan, 2000 Non-Statutory Stock Option Plan and 2000 Non-Qualified Performance and Retention Equity Plan (collectively, the “Previous Plans”) on the date that shareholder approval is obtained for this Plan (the “Shareholder Approval Date”), under which Previous Plans no further awards may be granted after the Shareholder Approval Date, and (y) such number of shares as may become available under the Previous Plans because any award previously granted under any such plan expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such previously-granted award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such previously-granted award shall again be available for the grant of Options under the Plan, provided that the sum of (x) and (y) shall not exceed 2,691,667 shares.  If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Option being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan.  Further, shares of Common Stock tendered to the Company by a Participant to exercise an Option shall be added to the number of shares of Common Stock available for the grant of Options under the Plan.  However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)           Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant under the Plan shall be 300,000 per calendar year.  The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.                                       Stock Options

(a)           General.  The Board may grant Options and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Non-statutory Stock Option.”

(b)           Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of PLC Systems Inc., any of PLC Systems Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 7(f), including without limitation the conversion of an Incentive Stock Option to a Non-statutory Stock Option.

(c)           Exercise Price.  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price of Incentive Stock Options shall be not less than 100% of the Fair Market Value (as defined below) at the time the Option is granted and that the exercise price of Non-statutory Stock Options shall be not less than 85% of the Fair Market Value at the time the Option is granted.

(d)           Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e)           Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised.  Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f)            Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)           in cash or by check, payable to the order of the Company;

(2)           except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)           when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)           to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)           by any combination of the above permitted forms of payment.

(g)           Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.                                       Adjustments for Changes in Common Stock and Certain Other Events.

(a)           Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the limit set forth in Section 4(b), and (iii) the number and class of securities and exercise price per share of each outstanding Option, shall be appropriately adjusted by the Company (or substituted Options may be made, if applicable) to the extent determined by the Board.

(b)           Reorganization Events.

(1)           Definition.  A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2)           Consequences of a Reorganization Event on Options.  In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Options on such terms as the Board determines:  (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Options shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Options shall become realizable or deliverable, or restrictions applicable to an Option shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Options (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Options, in exchange for the termination of such Options or other Options, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

7.                                       General Provisions Applicable to Options

(a)           Transferability of Options.  Except as the Board may otherwise determine or provide in an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)           Documentation.  Each Option shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine.  Each Option may contain terms and conditions in addition to those set forth in the Plan.

(c)           Board Discretion.  Except as otherwise provided by the Plan, each Option may be made alone or in addition or in relation to any other Option.  The terms of each Option need not be identical, and the Board need not treat Participants uniformly.

(d)           Termination of Status.  The Board shall determine the effect on an Option of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Option.

(e)           Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Option to such Participant.  If provided for in an Option or approved by the Company, in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.  The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)            Amendment of Option.  The Board may amend, modify or terminate any outstanding Option, including but not limited to, substituting therefor another Option of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-statutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)           Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)           Acceleration.  The Board may at any time provide that any Option shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

8.                                       Miscellaneous

(a)           No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

(b)           No Rights As Shareholder.  Subject to the provisions of the applicable Option, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares.  Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)           Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board, but no Option may be granted unless and until the Plan has been approved by the Company’s shareholders.  No Options shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the Shareholder Approval Date, but Options previously granted may extend beyond that date.

(d)           Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent required by Section 162(m), no Option granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Option, unless and until such amendment shall have been approved by the Company’s shareholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s shareholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 6), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Options provided under the Plan or (v) make any other changes that require shareholder approval under the rules of the American Stock Exchange.  In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.  No Option shall be made that is conditioned upon shareholder approval of any amendment to the Plan.

(e)           Provisions for Foreign Participants.  The Board may modify Options or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)            Compliance with Code Section 409A.  No Option shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Option is not intended to comply with Section 409A of the Code.

(g)           Governing Law.  The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on
March 28, 2005

Approved by the shareholders on
May 18, 2005

PLC SYSTEMS INC.

Amendment No. 1 to 2005 Stock Incentive Plan

The first sentence of Section 4(a) of the 2005 Stock Incentive Plan of PLC Systems Inc. be, and hereby is, amended by deleting “2,000,000” and inserting “4,000,000” in lieu thereof.

Adopted by the Board of Directors on
April 29, 2008

Approved by the shareholders on
June 18, 2008